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                                                                   EXHIBIT T3A-4

         DEAN HELLER                                         FILED # LLC 1852-01
[SEAL]   Secretary of State
                                                               FEB 22 2001
         101 North Carson Street, Suite 3
         Carson City, Nevada 89701
              775-684-5708

             Important: Read attached instructions before completing form.

1. Name of Limited-
   Liability Company      IWG RESOURCES, LLC

2. Resident Agent
   Name and Street        CSC SERVICES OF NEVADA, INC.
   Address
                          Name


                          502 E. JOHN STREET ROOM E   CARSON CITY,  NEVADA 89706
                          Street Address              City            Zip Code

3. Dissolution Date:
                          Latest date upon which the company in to dissolve (If existence is not perpetual):____________

4. MANAGEMENT
                          Company shall be managed by X Manager(S) OR _______ Members

   Name Addresses
   of Manager(s) or       David J. Webster
   Members                Name
                          101 S. Hanley Rd., St. Louis, MO.     63105,
                          ------------------------------------------------------
                          Street Address     City      State   Zip Code

                          ______________________________________________________
                          Name

                          __________________________________, ________ ________
                          Street Address             City       State  Zip Code

                          ______________________________________________________
                          Name

                          __________________________________, ________ ________
                          Street Address             City       State  Zip Code

5. Other Matters:

                          Number of additional pages attached: 0

6. Names Addresses
   and Signatures of      David J. Webster               /s/ DAVID J. WEBSTER
                                                         -----------------------
                          Name                           Signature
                          101 S. Hanley Rd., St. Louis, MO     63105
                          ------------------------------------------------------
                          Address            City     State   Zip Code

                          _________________________   _________________________
                          Name                        Signature

                          __________________________________, ________ ________
                          Address                    City       State  Zip Code

7. Certificate of
   Acceptance of             I, CSC Services of Nevada, Inc. hereby accept
   Appointment of            appointment as Resident Agent for the above named
   Resident Agent:           limited-liability company.

                             CSC Services of Nevada, Inc.

                             By: /s/                       FEBRUARY 22, 2001
                                -------------------        -----------------
                             Signature of Resident Agent   Date

                          on behalf of CSC Services of Nevada, Inc.

 This form must be accompanied by appropriate fees. See attached fee schedule.
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                                                              FILED # LLC1852-01

                           CONSENT TO USE SIMILAR NAME               FEB 22 2001

      IWG Resources, Inc., a Nevada corporation, hereby consents to the organization and/or qualification of "IWG Resources, LLC" in the State of Nevada.

      IN WITNESS WHEREOF, the undersigned has executed this Consent to Use Similar Name this 21st day of February, 2001.

                                       IWG RESOURCES, INC.

                                       BY: /s/ David J. Webster
                                           -------------------------------------
                                           DAVID J. WEBSTER
                                           its President

STATE OF MISSOURI               Section
                                Section
COUNTY OF SAINT LOUIS           Section

      Before me, a Notary Public in and for said County and State, personally appeared David J. Webster, the President and Secretary of IWG Resources Inc. a Nevada corporation, and in such capacity acknowledged that he, on behalf of said corporation, signed the foregoing consent and that the same is a free act and deed of said corporation and his free act and deed personally as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 21st day of February, 2001.

                                       /s/ Renee E Ragsdale
                                       -----------------------------------------
                                       Notary Public

                                       My Commission Expires: September 23, 2001

                                               [STAMP]
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FILED # LLC 1852-01

FEB 26 2001

                               ARTICLES OF MERGER

                                       OF

                               IWG RESOURCES, INC.

                                       AND

                               IWG RESOURCES, LLC

To the Secretary of State
State of Nevada

      Pursuant in the provisions of Chapter 92A, Nevada Revised Statutes, the constituent domestic corporations herein named do hereby submit the following Articles of Merger.

      1. Annexed hereto and made a part hereof is the Plan of Merger for merging IWG Resources, Inc., a business corporation organized under the laws of the State of Nevada, with and into IWG Resources, LLC, a limited liability corporation organized under the laws of the State of Nevada. The said Plan of Merger has been adopted by the Board of Directors of IWG Resources, Inc. and by the sole member of IWG Resources, LLC.

      2. The said Plan of Merger was approved by the unanimous written consent of the sole stockholder of IWG Resources, Inc. pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

      3. The said Plan of Merger was approved by the written consent of the sole member of IWG Resources, LLC pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

      4. No amendments to the Articles of Organization of IWG Resources, LLC are effected by the merger herein provided for.

      5. The merger herein provided for shall become effective upon the filing of these Articles of Merger with the Secretary of State of the State of Nevada.

Dated: February 26, 2001

                                       IWG RESOURCES, INC.

                                       By: /s/ David J. Webster
                                           -------------------------------------
                                           DAVID J. WEBSTER
                                           President and Secretary

                                       IWG RESOURCES, LLC

                                       By: /s/ David J. Webster
                                           -------------------------------------
                                           DAVID J. WEBSTER
                                           sole Manager

      PLAN OF MERGER adopted for IWG Resources, Inc., a business corporation organised under the laws of the State of Nevada, by resolution of its Board of Directors on February 26, 2001, and adopted for IWG Resources, LLC, a limited liability company organized under the laws of the State of Nevada, by resolution of its sole Manager on February 26, 2001.

1. The address of IWG Resources, Inc. ("RESOURCES INC.") is 101 S. Hanley Rd., St. Louis, MO 63105, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.

2 The address of IWG Resources, LLC ("RESOURCES LLC") is 101 S. Hanley Rd., St. Louis, MO 63105, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.

3. Resources Inc. and Resources LLC, shall, pursuant to the provisions of the laws of the State of Nevada, be merged with and into a single corporation, to wit Resources LLC, which will survive the merger when the merger becomes effective and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Resources Inc., which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease upon the effective date of the merger pursuant to the provisions of the Nevada Revised Statutes.

4. The Articles of Organization of the surviving corporation when the merger becomes effective shall be the Articles of Organization of said surviving corporation.

5. The present regulations of the surviving corporation will be the regulations of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

6. The directors and officers in office of the surviving corporation when the merger becomes effective shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

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7.    Each issued share of the non-surviving corporation when the merger takes effect shall be cancelled. The issued membership interests of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued when the merger takes effect shall continue to represent one issued share of the surviving corporation.

8. The Plan of Merger herein made and Adopted shall to submitted to the sole stockholder of the non-surviving corporation and to the sole member of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Nevada Revised Statutes.

9. In the event that the Plan of Merger shall have been approved by toe sole stockholder entitled to vote of the non-surviving corporation and the sole member of the surviving corporation in the manner prescribed by the provisions of the Nevada Revised Statutes, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Nevada, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

10. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.